SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2004

Southwest Water Company

(Exact name of registrant as specified in its charter)

Delaware	0-8176	95-1840947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wilshire Building, Suite 2900
624 S. Grand Avenue, Los Angeles, CA 90017

(Address of principal executive offices)       (Zip Code)

(213) 929-1800

Registrant’s telephone number, including area code:

ITEM 8.01. Other Events.

The following information is furnished pursuant to Item 8.01 “Other Events and Required FD Disclosure.”

On August 25, 2004, Southwest Water issued a press release announcing the completion of the sale of 1,825,000 shares of Southwest Water’s common stock, par value $.01 per share, pursuant to a Registration Statement on Form S-3 (File Nos. 333-111586). A copy of Southwest Water’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference into Item 8.01.

ITEM 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits

99.1         Press release issued by Southwest Water Company on August 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Water Company

Date:	August 25, 2004	/s/ Richard J. Shields
Richard J Shields, Chief Financial Officer (principal financial officer and chief accounting officer)